UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 City West Boulevard Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 7.01 Regulation FD Disclosure

As promptly as reasonably practicable after the filing of this report on Form 8-K, Omega Protein Corporation (the “Company”) intends to post its latest internally generated price list for various products on its Company website, omegaproteininc.com. The Company expects to post updates to the price list as they become available, which may occur as frequently as weekly. The Company may elect to discontinue this disclosure at any time without prior notice.

Pricing and product availability information disclosed in the price list are subject to change without prior notice, and the Company undertakes no obligation to update such information. Exact pricing is only available by contacting the Company’s Sales Department, and prices displayed will not include taxes and will be subject to final approval at the time of order fulfillment. The Company reserves the right to limit quantities and all products are subject to prior sale. While the Company will attempt in good faith to verify that the information displayed in the price list is accurate, it will not be responsible for typographical errors or technical inaccuracies.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: February 25, 2008.	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary